UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01 Other Events

        Provident Financial Holdings, Inc. ("Company"), the holding company for Provident Savings Bank, F.S.B. completed a reduction in workforce at Provident Bank Mortgage ("PBM") and intends to close its loan production offices in Diamond Bar, La Quinta, San Diego, Temecula and Torrance, California by December 31, 2007. Operations will be conducted from PBM's four remaining loan production offices located in Glendora, Pleasanton, Rancho Cucamonga and Riverside, California. The Company estimates that the one-time charges associated with the reduction in workforce will be approximately $44,000 and primarily the result of employee severance payments. The charges will be recognized in the quarter ending December 31, 2007. The future estimated cost savings expected as a result of the reduction in workforce is approximately $47,500 per month beginning on November 1, 2007. The Company has not estimated the one-time charges associated with the intended office closures because lease buyouts and/or subleasing agreements have not been finalized.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2007	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Donavon P. Ternes
Donavon P. Ternes
Chief Financial Officer
(Principal Financial and Accounting Officer)
